July 2014 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated July 24, 2014 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

The Bearish Securities (the “securities”) offer leveraged inverse exposure to an equally weighted basket (the “underlying basket”) of selected equity securities (each, a “basket equity”). Your return on the securities will be based on the percentage and direction change in the value of the underlying basket from the pricing date to the valuation date (the “basket return”). At maturity, if the basket return is negative (meaning the basket equities, as a whole, have depreciated), you will receive an amount in cash equal to the lesser of (i) the stated principal amount plus an additional amount equal to the product of the (a) stated principal amount multiplied by (b) the leverage factor and (c) the absolute value of the basket return (the “absolute basket return” and the total amount in clause (i), the “leveraged payment”) and (ii) the maximum payment. If the basket return is zero, at maturity, you will receive an amount in cash equal to the stated principal amount. If, however, the basket return is positive (meaning the basket equities, as a whole, have appreciated), at maturity, you will receive an amount in cash, if anything, equal to the greater of (i) the difference between the stated principal amount and the product of (a) the stated principal amount and (b) the basket return and (ii) zero. If the basket return is positive (meaning the basket equities, as a whole, have appreciated), you will lose a percentage of your stated principal amount equal to the basket return and you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity and do not pay interest. The securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 selected equity securities (see “Basket Information” on page 22 of this free writing prospectus)
Basket weighting of each basket equity:	Common stock of Basic Energy, Inc. (Bloomberg Ticker ”BAS UN”)	1/15
	Common stock of C&J Energy Services, Inc. (Bloomberg Ticker ”CJES UN”)	1/15
	Common stock of Flotek Industries, Inc. (Bloomberg Ticker ”FTK UN”)	1/15
	Common stock of Helmerich & Payne, Inc. (Bloomberg Ticker ”HP UN”)	1/15
	Common stock of Key Energy Services, Inc. (Bloomberg Ticker “KEG UN”)	1/15
	Common shares of Nabors Industries Ltd. (Bloomberg Ticker ”NBR UN”)	1/15
	Common stock of Newpark Resources, Inc. (Bloomberg Ticker ”NR UN”)	1/15
	Common stock of Oil States International, Inc. (Bloomberg Ticker “OIS UN”)	1/15
	Common stock of Parker Drilling Company (Bloomberg Ticker ”PKD UN”):	1/15
	Common stock of Patterson-UTI Energy, Inc. (Bloomberg Ticker ”PTEN UW”)	1/15
	Common stock of Pioneer Energy Services Corp. (Bloomberg Ticker ”PES UN”)	1/15
	Common shares of Precision Drilling Corporation (Bloomberg Ticker ”PDS UN”)	1/15
	Common stock of RPC, Inc. (Bloomberg Ticker “RES UN”):	1/15
	Common stock of Superior Energy Services, Inc. (Bloomberg Ticker ”SPN UN”)	1/15
	Common stock of Unit Corporation (Bloomberg Ticker ”UNT UN”)	1/15
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Approximately July 25, 2014, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Approximately July 30, 2014 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Valuation date:	Approximately January 26, 2015 (6 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	Approximately January 29, 2015 (3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪   If the basket return is negative:

     the lesser of (i) leveraged payment and (ii) maximum payment.

     In no event will the payment at maturity exceed the maximum payment.

▪   If the basket return is zero:

     the stated principal amount of $10

▪   If the basket return is positive:

     the greater of (i) $10 – ($10 x basket return) and (ii) zero

     Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the securities. You may lose all of your initial investment.

Basket return:	The quotient, expressed as a percentage, of (i) the final basket value minus the initial basket value and (ii) the initial basket value, as determined by the calculation agent. Expressed as a formula: (final basket value – initial basket value) / initial basket value
Final basket value:	The product of (i) the initial basket value of the underlying basket and (ii) one plus the sum of the weighted performance of each basket equity on the valuation date, as determined by the calculation agent. The weighted performance for a basket equity is the equity return for such basket equity multiplied by its basket weighting.
Initial basket value:	Set equal to 100 on the pricing date
Equity return:	With respect to each basket equity, the quotient, expressed as a percentage, of (i) the final equity price minus the initial equity price and (ii) the initial equity price, as determined by the calculation agent. Expressed as a formula: (final equity price – initial equity price) / initial equity price
Final equity price:	With respect to each basket equity, the closing price for the basket equity on the valuation date, as determined by the calculation agent and as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Initial equity price:	With respect to each basket equity, the closing price for the basket equity on the pricing date, as determined by the calculation agent and as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Leveraged payment:	$10 + ($10 x leverage factor x absolute basket return)
Leverage factor:	3.0
Maximum payment:	$10.90 (109.00% of the stated principal amount) per security
Absolute basket return:	The absolute value of the basket return. For example, if the basket return is -5%, the absolute basket return will be equal to 5%.
CUSIP:	90273E704
ISIN:	US90273E7040
Listing:	The securities will not be listed on any securities exchange.

Agent:	UBS Securities LLC

Commissions and issue price:	Price to public	Fees and Commissions(1)	Proceeds to issuer
Per Security	$10.00	$0.15	$9.85
Total	$	$	$

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.15 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at a discount reflecting a fixed sales commission of $0.15 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

  The estimated initial value of the securities as of the pricing date is expected to be between $9.45 and $9.75 for the securities based on the inverse performance of a basket of equities. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 17 and 18 of this free writing prospectus.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the stated principal amount of the securities at maturity, and the securities have the inverse market risk of the underlying basket. If the basket return is positive, you will lose a percentage of the stated principal amount equal to the basket return and you could lose all of your investment. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under ‘‘Risk Factors’’ beginning on page 17 and under ‘‘Risk Factors’’ beginning on page PS-15 of the accompanying product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or all of your initial investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

July 2014	2

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Bearish Securities Product Supplement dated July  24, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514279119/d764195d424b2.htm

Prospectus dated January  11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Bearish Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Bearish Securities”, dated July 24, 2014.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

July 2014	3

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Investment Overview

Bearish Securities

The Bearish Securities Based on the Inverse Performance of a Basket of Equities due on or about January 29, 2015 can be used:

▪

As an alternative to direct short exposure to the underlying basket that enhances the return for a certain range of negative performance of the underlying basket; however, by investing in the securities, you will not be entitled to receive any interest payments and your return will not exceed the maximum payment. Additionally, you will lose some or all of your investment if the underlying basket appreciates. You should carefully consider whether an investment that carries this risk of loss, limits your return at maturity and does not provide for periodic interest payments is appropriate for you.

▪	To enhance returns and outperform the inverse performance of the underlying basket in a moderately bearish scenario.

▪	To achieve similar levels of inverse exposure to the underlying basket as a direct short investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 6 months

Leverage factor:	3.0

Maximum payment:	$10.90 (109.00% of the stated principal amount)

Minimum payment at maturity:	None. Investors may lose all of their initial investment in the securities

Coupon:	None

July 2014	4

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Key Investment Rationale

Investors can use the securities to leverage returns by a factor of 3.0, subject to the maximum payment.

You should carefully consider whether an investment that limits your return at maturity and does not provide for periodic interest is appropriate for you.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns relative to a direct short investment in the underlying basket within a certain range of negative performance, subject to the maximum payment.

Upside Scenario	The basket return is negative. In this case, at maturity, each security redeems for the stated principal amount of $10 plus an amount equal to the product of (i) $10, (ii) 3.0, and (iii) the absolute basket return, subject to the maximum payment of $10.90 (109% of the stated principal amount) per security. For example, if the basket return is -2%, the securities will provide a total return of 6% at maturity.

Par Scenario	The basket return is zero. In this case, at maturity, each security redeems for the stated principal amount.

Downside Scenario	The basket return is positive. In this case, at maturity, each security redeems for less than the stated principal amount (and could redeem for zero). The decrease in your payment at maturity will be by an amount equal to the positive basket return. For example, if the basket return is 35%, each security will redeem for a loss of 35% of the stated principal amount at $6.50, or 65% of the stated principal amount. There is no minimum payment at maturity on the securities and you could lose all of your initial investment.

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You seek inverse exposure to the underlying basket and basket equities.

▪

You can tolerate a loss of all or a substantial portion of your initial investment if the basket equities appreciate and are willing to make an investment that has the inverse market risk of an investment in the underlying basket or the basket equities.

▪	You believe the basket return will be negative and, if it is not, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.

▪

You believe the basket return will be negative over the term of the securities and that the absolute basket return, when multiplied by the leverage factor, will not cause the leveraged payment to exceed, and be capped by, the applicable maximum payment.

▪

You can tolerate fluctuations in the value of the securities prior to maturity the magnitude of which may be similar to or exceed the magnitude of the fluctuations in the value of the underlying basket.

▪

You understand and accept that your potential return on the securities is limited to the maximum payment and you would be willing to invest in the securities based on the maximum payment indicated on the cover hereof.

▪	You do not seek current income from your investment.

▪	You seek an investment with inverse exposure to companies in the oil and gas exploration and production industry.

▪	You are willing and able to hold the securities to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the securities.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

July 2014	5

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You seek returns positively correlated to the returns of the underlying basket and basket equities and you do not seek inverse exposure to the performance of the underlying basket and basket equities.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You are not willing to make an investment that has the inverse market risk of an investment in the underlying basket or the basket equities.

▪

You believe that the basket return will be positive over the term of the securities or you believe that the basket return will be negative over the term of the securities, and that the absolute basket return, when multiplied by the leverage factor, will cause the leveraged payment to exceed, and be capped by, the applicable maximum payment.

▪	You seek an investment that has an unlimited return potential or you would be unwilling to invest in the securities based on the maximum payment indicated on the cover hereof.

▪

You cannot tolerate fluctuations in the value of the securities prior to maturity the magnitude of which may be similar to or exceed the magnitude of the fluctuations in the value of the underlying basket.

▪	You seek current income from your investment.

▪	You do not seek an investment with inverse exposure to companies in the oil and gas exploration and production industry.

▪	You are unable or unwilling to hold the securities to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

July 2014	6

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this free writing prospectus. At maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount, if anything, based upon the final basket value of the underlying basket. The securities do not guarantee any return of principal at maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and you could lose your entire investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
Approximately July 25, 2014	Approximately July 30, 2014 (3 business days after the pricing date)	Approximately January 26, 2015	Approximately January 29, 2015 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 15 selected equity securities (see “Basket Information” on page 22 of this free writing prospectus)
Basket weighting of each basket equity:

Common stock of Basic Energy, Inc. (Bloomberg Ticker “BAS UN”)

Common stock of C&J Energy Services, Inc. (Bloomberg Ticker “CJES UN”)

Common stock of Flotek Industries, Inc. (Bloomberg Ticker “FTK UN”)

Common stock of Helmerich & Payne, Inc. (Bloomberg Ticker “HP UN”)

Common stock of Key Energy Services, Inc. (Bloomberg Ticker “KEG UN”):

Common shares of Nabors Industries Ltd. (Bloomberg Ticker “NBR UN”)

Common stock of Newpark Resources, Inc. (Bloomberg Ticker “NR UN”)

Common stock of Oil States International, Inc. (Bloomberg Ticker “OIS UN”)

Common stock of Parker Drilling Company (Bloomberg Ticker “PKD UN”)

Common stock of Patterson-UTI Energy, Inc. (Bloomberg Ticker “PTEN UW”)

Common stock of Pioneer Energy Services Corp. (Bloomberg Ticker “PES UN”)

Common shares of Precision Drilling Corporation (Bloomberg Ticker “PDS UN”)

Common stock of RPC, Inc. (Bloomberg Ticker “RES UN”)

Common stock of Superior Energy Services, Inc. (Bloomberg Ticker “SPN UN”)

Common stock of Unit Corporation (Bloomberg Ticker “UNT UN”)

1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15 1/15
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” on the cover hereof), offered at a minimum investment of 100 securities (representing a $1,000 investment).
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:

▪  If the basket return is negative:

      the lesser of (i) leveraged payment and (ii) maximum payment

      In no event will the payment at maturity exceed the maximum payment.

▪  If the basket return is zero:

      the stated principal amount of $10

▪  If the basket return is positive:

      the greater of (i) $10 - ($10 x basket return) and (ii) zero

      Under these circumstances, the payment at maturity will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the securities. Investors may lose their entire investment.

July 2014	7

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Basket return:	The quotient, expressed as a percentage, of (i) the final basket value minus the initial basket value and (ii) the initial basket value, as determined by the calculation agent. Expressed as a formula: (final basket value — initial basket value) / initial basket value
Final basket value:	The product of (i) the initial basket value of the underlying basket and (ii) one plus the sum of the weighted performance of each basket equity on the valuation date, as determined by the calculation agent. The weighted performance for a basket equity is the equity return for such basket equity multiplied by its basket weighting.
Initial basket value:	Set equal to 100 on the pricing date
Equity return:	With respect to each basket equity, the quotient, expressed as a percentage, of (i) the final equity price minus the initial equity price and (ii) the initial equity price, as determined by the calculation agent. Expressed as a formula: (final equity price — initial equity price) / initial equity price
Final equity price:	With respect to each basket equity, the closing price for the basket equity on the valuation date, as determined by the calculation agent and as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Initial equity price:	With respect to each basket equity, the closing price for the basket equity on the pricing date, as determined by the calculation agent and as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Leveraged payment:	$10 + ($10 x leverage factor x absolute basket return)
Leverage factor:	3.0
Maximum payment:	$10.90 (109.00% of the stated principal amount) per security
Absolute basket return:	The absolute value of the basket return. For example, if the basket return is -5%, the absolute basket return will be equal to 5%.
Risk factors:	Please see “Risk Factors” beginning on page 17.

July 2014	8

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

General Information

Listing:	The securities will not be listed on any securities exchange.
CUSIP:	90273E704
ISIN:	US90273E7040
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-51 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your securities as a pre-paid derivative contract with respect to the underlying basket. If your securities are so treated, you should generally recognize gain or loss upon the sale, exchange or settlement at maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Such gain or loss should be short-term capital gain or loss.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single short-term contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as described further under ”Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-52 of the accompanying product supplement, and that the timing and character of income or loss on your securities could be materially and adversely affected.

Also, the Internal Revenue Service (“IRS”), for example, might assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying basket of equities, which could occur in the case of a reorganization event as described in the accompanying product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently, and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders, as defined in the accompanying product supplement, of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under ”Supplemental U.S. Tax Considerations” beginning on page PS-51 of the accompanying product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

July 2014	9

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Medicare Tax on Net Investment Income. U.S. holders, as defined in the accompanying product supplement, that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. Subject to FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) a fully completed and duly executed applicable IRS Form W-8). Gain from the sale or exchange of a securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

While we do not expect any withholding with respect to the securities, if withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold the securities through a foreign entity) under the FATCA rules.

Prospective purchasers of the securities are urged to consult their tax advisors as to the U.S. federal, state, local and other tax (including non-U.S. tax) consequences (including tax consequences of the jurisdictions of the basket equity issuers) to them of the purchase, ownership and disposition of the securities.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC

July 2014	10

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of basket equities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities. The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 17 of this document for a discussion of these adverse effects.

Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.15 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (also known as “Morgan Stanley Wealth Management”) with a discount reflecting a fixed sales commission of $0.15 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 17 and 18 of this free writing prospectus.

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Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This free writing prospectus represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 3 of this document.

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How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the value of the underlying basket.

You should carefully consider whether an investment that limits your return at maturity and does not provide for periodic interest is appropriate for you.

The graph is based on the following terms:

Stated principal amount:	$10 per security

Leverage factor:	3.0

Maximum payment:	$10.90 (109.00% of the stated principal amount) per security

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Securities Payoff Diagram

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How it works

▪

Upside Scenario. If the basket return is negative, investors will receive an amount in cash equal to the lesser of (i) the stated principal amount plus the product of (a) the stated principal amount, (b) by the leverage factor and (c) the absolute basket return and (ii) the maximum payment. Under the hypothetical terms of the securities, an investor would realize the maximum payment when the basket return is -3%.

▪	If the basket return is -2%, investors will receive a 6% return, or $10.60 per security.

▪	If the basket return is -30%, investors will receive only the maximum payment of $10.90 per security.

▪	Par Scenario. If the basket return is zero, investors will receive an amount equal to the stated principal amount of $10.

▪

Downside Scenario. If the basket return is positive, investors will lose a percentage of the stated principal amount equal to the positive basket return. Specifically, investors will lose 1% for each 1% increase in the value of the underlying basket.

▪

If the basket return is 35%, investors would lose 35% of the stated principal amount and receive only $6.50 per security at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the securities and investors may lose all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the basket return, as determined as follows:

If the basket return is negative:

the lesser of (i) leveraged payment and (ii) maximum payment.

LESSER OF:	(i) Leveraged Payment			and	(ii) Maximum Payment
Stated Principal Amount	Stated Principal Amount	Leverage Factor	Absolute Basket Return		Maximum Payment

$10	+	($10	x	3.0	x	(final basket value — initial basket value) initial basket value	)	&	$10.90

In no event will the payment at maturity be greater than the maximum payment.

If the basket return is zero:

the stated principal amount of $10

If the basket return is positive:

the greater of (i) $10 - ($10 x basket return) and (ii) zero (0)

GREATER OF:	(i) Stated Principal Amount	Stated Principal Amount	Basket Return	and	(ii) Zero

$10	-	($10	x	(final basket value — initial basket value) initial basket value	)	&	$0

Accordingly, if the basket return is positive, UBS will pay you less than the stated principal amount, if anything, resulting in a loss on your investment that is equal to the basket return and you could lose all of your initial investment.

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Risk Factors

The return on the securities is linked to the performance of the underlying basket and will depend on whether the basket return is positive or negative. Investing in the securities is not equivalent to taking a short position in the underlying basket or basket equities. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

Risk of loss at maturity — The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. UBS will repay you the stated principal amount of your securities only if the final basket value is equal to or less than the initial basket value (meaning the basket return is zero or negative). If the final basket value is greater than the initial basket value (meaning the basket return is positive), you will incur a loss of the stated principal amount that is equal to the positive basket return, and you could lose all of your initial investment.

▪

Inverse Exposure to the Underlying Basket — Unlike ownership of the basket equities, which would be positively correlated to the basket return, you will be exposed to losses if the basket return is positive.

▪

The stated payout from the issuer applies only if you hold your securities to maturity — You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the value of the underlying basket at such time is equal to or less than the initial basket value.

▪

The leverage factor and absolute basket return features apply only if you hold your securities to maturity — You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor or the absolute basket return and may be less than the leveraged payment or the maximum payment, as applicable. You can receive the full benefit of the leverage factor and the absolute basket return, subject to the maximum payment, from UBS only if you hold the securities to maturity.

▪

Your payment at maturity on the securities is limited to the maximum payment — Your payment at maturity on the securities is limited to the maximum payment. Therefore, you will not benefit from any absolute basket return in excess of an amount that, when multiplied by the leverage factor, results in a leveraged payment that exceeds, and is capped by, the maximum payment. The return on the securities may be less than the return you would realize if you actually owned or took a short position directly in the underlying basket or basket equities.

▪	No interest payments — UBS will not pay any interest with respect to the securities.

▪

Credit risk of UBS — The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

▪

Market risk — The return on the securities is linked to the performance of the basket equities, and will depend on whether, and the extent to which, the respective basket equity returns are positive or negative. The prices of any basket equity can rise or fall sharply due to factors specific to that basket equity and the issuer of such basket equity (the “basket equity issuer”), such as price volatility, earnings, financial conditions, corporate industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.

▪	Fair value considerations.

¡

The issue price you pay for the securities will exceed their estimated initial value — The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price and volatility of the basket equities, expected dividends on the basket equities, the correlation among the basket equities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of

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your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date — We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities — The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of the securities prior to maturity — The market price of the securities will be influenced by many unpredictable and interrelated factors including the price of the basket equities; the volatility of the basket equities; the expected dividends on the basket equities, if applicable; the correlation among the basket equities; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

Owning the securities is not the same as taking a short position directly in the basket equities — The return on the securities may not reflect the return you would realize if you actually took a short position directly in the basket equities. For example, you will not

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benefit from any absolute basket return in excess of an amount that, when multiplied by the leverage factor, will cause the leveraged payment to exceed, and be capped by, the maximum payment. Furthermore, in the case of a short position in the basket equities, you would have to pay dividend payments (if any) to the entity that lends you the basket equity for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender. In addition, you will not have voting rights or other rights that a holder of the basket equities would have.

▪

No assurance that the investment view implicit in the securities will be successful — It is impossible to predict whether and the extent to which the value of the underlying basket will rise or fall. There can be no assurance that the final basket value will be less than the initial basket value. The final basket value of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risks of taking a short position in equities in general and the basket equities in particular, and the risk that, if the value of the underlying basket increases such that the final basket value is greater than the initial basket value, you will lose some or all of your initial investment.

▪

Oil and gas sector concentration risk — The basket equities are concentrated in the oil and gas exploration and production industry. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types or companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Demand for the companies’ products or services or for energy products and services in general, as well as developments in these and other areas, would impact the performance of the underlying basket. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions.

▪

Risks Associated with Non-U.S. Companies — The underlying basket contains basket equities that are non-U.S. companies, including the common stock of Precision Drilling Corporation, which is incorporated in Canada. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in the home country of the non-U.S. issuer, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.

▪

Changes in the prices of the basket equities may offset each other — The securities are linked to an equally weighted basket comprised of the basket equities. Where the market price of one or more of the basket equities declines, the market price of one or more of the other basket equities may not decline by the same amount or may even appreciate. Therefore, in determining the final basket value and the payment at maturity on the securities, declines in the prices of one or more of the basket equities may be moderated, or offset, by lesser declines or increases in the prices of one or more of the other basket equities. In addition, if the performances of the basket equities are not positively correlated to each other, the risk that the performance of the basket equities may offset each other is even greater.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the final basket value and the final equity prices and the payment at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and antidilution and reorganization events, may affect the payout to you at maturity. As UBS determines the economic terms of the securities, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the

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investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

▪

There is no affiliation with the basket equity issuers and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the basket equity issuers. However, we are not affiliated with any basket equity issuer and are not responsible for such issuers’ public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the securities should conduct your own investigation into each basket equity and basket equity issuer. The basket equity issuers are not involved in the securities offered hereby in any way and have no obligation of any sort with respect to your securities. The basket equity issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

▪

We may engage in business with or involving a basket equity issuer without regard to your interests — We or our affiliates may presently or from time to time engage in business with a basket equity issuer without regard to your interests and thus may acquire nonpublic information about a basket equity. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to a basket equity, which may or may not recommend that investors buy or hold a basket equity.

▪

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting a basket equity, the calculation agent may make adjustments to the initial equity price and/or the final equity price, as applicable. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this free writing prospectus as necessary to achieve an equitable result. Following certain reorganization events relating to a basket equity issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective basket equity issuer in combination with any cash or any other assets distributed to holders of the basket equity in such reorganization event. If the basket equity issuer becomes subject to (i) a reorganization event whereby the basket equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the basket equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security.

▪

Affiliate research reports and commentary — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket equities to which the securities are linked.

▪

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities — One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying basket or the basket equities), including trading in the basket equities, swaps, futures and options contracts on the basket equities as well as in other instruments related to the basket equities. Our affiliates also trade in the basket equities and other financial instruments related to the underlying basket and the basket equities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased or decreased the initial equity price of any basket equity and, as a result, could have increased or decreased the price at which that basket equity must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of the underlying basket and any basket equity on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide

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for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪

Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax considerations” on page 9 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-51 of the accompanying product supplement and consult your tax advisor about your tax situation.

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Basket Information

All disclosures contained in this free writing prospectus regarding each basket equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the basket equity issuers. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2010, 2011, 2012 and 2013 and the first and second calendar quarters of 2014. Partial data is provided for the third calendar quarter of 2014. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable. Companies with securities registered under these acts are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Equities

The following lists the basket equities and the corresponding basket weighting and initial equity price of each basket equity. The initial equity prices will not be determined until the pricing date. Each of the basket equity issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return and, consequently, the amount payable on your securities, if any, at maturity.

Basket Equity	Initial Equity Price	Basket Weighting
Common stock of Basic Energy, Inc.	•	1/15
Common stock of C&J Energy Services, Inc.	•	1/15
Common stock of Flotek Industries, Inc.	•	1/15
Common stock of Helmerich & Payne, Inc.	•	1/15
Common stock of Key Energy Services, Inc.	•	1/15
Common shares of Nabors Industries Ltd.	•	1/15
Common stock of Newpark Resources, Inc.	•	1/15
Common stock of Oil States International, Inc.	•	1/15
Common stock of Parker Drilling Company	•	1/15
Common stock of Patterson-UTI Energy, Inc.	•	1/15
Common stock of Pioneer Energy Services Corp.	•	1/15
Common shares of Precision Drilling Corporation	•	1/15
Common stock of RPC, Inc.	•	1/15
Common stock of Superior Energy Services, Inc.	•	1/15
Common stock of Unit Corporation	•	1/15

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$• Based on the Inverse Performance of a Basket of Equities

Basic Energy, Inc.

According to publicly available information, Basic Energy, Inc. (“Basic Energy”) is a provider of well site services in the United States to oil and natural gas drilling and producing companies, including completion and remedial services, fluid services, well servicing and contract drilling. Basic Energy’s operations are managed regionally and are concentrated in major United States onshore oil and natural gas producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, Colorado, Utah, Montana, West Virginia, Kentucky, Ohio and Pennsylvania. Basic Energy’s current operating segments are Completion and Remedial Services, Fluid Services, Well Servicing, and Contract Drilling. Basic Energy’s Competition and Remedial Services segment operates its fleet of pumping units and specialized rental equipment and fishing tools. Basic Energy’s Fluid Services segment provides, transport, storage and disposal of a variety of fluids, and provides well site construction and maintenance services. Basic Energy’s Well Servicing segment installs and removes downhole equipment and its Contract Drilling segment penetrates the earth to initiate production from a well. Information filed by Basic Energy with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32693, or its CIK Code: 0001109189. Basic Energy’s website is http://www.basicenergyservices.com. Basic Energy’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAS.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	BAS UN <Equity>	52 Week High Closing Price (on July 2, 2014):	$29.46

Current Equity Closing Price:	$27.69	52 Week Low Closing Price (on August 21, 2013):	$11.30

Closing Price 52 Weeks ago (on July 23, 2013):	$14.19

July 2014	23

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $27.69. The associated graph shows the closing prices for the basket equity for each day from January 3, 2006 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Basic Energy, Inc.	High	Low	Period End
2010
First Quarter	$11.12	$ 7.71	$ 7.71
Second Quarter	$10.68	$ 7.13	$ 7.70
Third Quarter	$ 9.65	$ 7.17	$ 8.52
Fourth Quarter	$17.06	$ 8.63	$16.48
2011
First Quarter	$25.51	$14.62	$25.51
Second Quarter	$31.47	$23.62	$31.47
Third Quarter	$37.59	$13.26	$14.16
Fourth Quarter	$22.45	$13.14	$19.70
2012
First Quarter	$21.86	$16.18	$17.35
Second Quarter	$17.99	$ 8.71	$10.32
Third Quarter	$13.67	$ 9.05	$11.22
Fourth Quarter	$12.39	$ 8.96	$11.41
2013
First Quarter	$16.00	$11.63	$13.67
Second Quarter	$14.51	$11.85	$12.09
Third Quarter	$14.65	$11.30	$12.64
Fourth Quarter	$16.80	$12.06	$15.78
2014
First Quarter	$27.41	$14.63	$27.41
Second Quarter	$29.22	$25.14	$29.22
Third Quarter (Through July 23, 2014)	$29.46	$27.19	$27.69

July 2014	24

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Basic Energy, Inc. — Daily Closing Prices

January 3, 2006 to July 23, 2014

July 2014	25

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

C&J Energy Services, Inc.

According to publicly available information, C&J Energy Services, Inc. (“C&J”) is a provider of hydraulic fracturing, coiled tubing, and wireline. These services are provided to oil and natural gas exploration and production companies throughout the United States. C&J also manufactures, repairs and refurbishes equipment and provides oilfield parts and supplies for third-party companies in the energy services industry, as well as to fulfill its internal needs. C&J currently operates in three reportable operating segments: Stimulation and Well Intervention Services; Wireline Services; and Equipment Manufacturing. C&J’s Stimulation and Well Intervention Services segment provides hydraulic fracturing, coiled tubing and other well stimulation services. The Wireline Services segment provides cased-hole wireline and other related services. C&J’s Equipment Manufacturing segment constructs oilfield equipment, including hydraulic fracturing pumps, coiled tubing units and pressure pumping units for third-party customers in the energy services industry. Information filed by C&J with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35255, or its CIK Code: 0001509273. C&J’s website is http://www.cjenergy.com. C&J’s common stock is listed on the New York Stock Exchange under the ticker symbol “CJES.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	CJES UN <Equity>	52 Week High Closing Price (on June 30, 2014):	$33.78

Current Equity Closing Price:	$33.66	52 Week Low Closing Price (on July 29, 2013):	$19.34

Closing Price 52 Weeks ago (on July 23, 2013):	$20.00

July 2014	26

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from July 31, 2011 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $33.66. The associated graph shows the closing prices for the basket equity for each day from July 31, 2011 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

C&J Energy Services, Inc.	High	Low	Period End
2011
Third Quarter (Beginning July 31, 2011)	$32.80	$16.44	$16.44
Fourth Quarter	$22.82	$14.31	$20.93
2012
First Quarter	$22.92	$16.25	$17.79
Second Quarter	$19.94	$16.38	$18.50
Third Quarter	$22.40	$17.52	$19.90
Fourth Quarter	$22.01	$18.01	$21.44
2013
First Quarter	$25.04	$21.41	$22.90
Second Quarter	$21.26	$17.59	$19.37
Third Quarter	$21.92	$19.11	$20.08
Fourth Quarter	$24.36	$20.02	$23.10
2014
First Quarter	$29.58	$21.07	$29.16
Second Quarter	$33.78	$27.73	$33.78
Third Quarter (Through July 23, 2014)	$33.66	$31.78	$33.66

July 2014	27

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

C&J Energy Services, Inc. — Daily Closing Prices

July 31, 2011 to July 23, 2014

July 2014	28

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Flotek Industries, Inc.

According to publicly available information, Flotek Industries, Inc. (“Flotek”) is a technology-driven company that develops and supplies oilfield products, services and equipment to the oil, gas and mining industries, and high value compounds to companies that make cleaning products, cosmetics, food and beverages and other products that are sold in the consumer and industrial markets. Flotek has four strategic business segments: Energy Chemical Technologies, Consumer and Industrial Chemical Technologies, Drilling Technologies and Artificial Lift Technologies. Flowtek’s Energy Chemical Technologies business provides oil and natural gas field specialty chemicals for use in drilling, cementing, completion, stimulation and production activities. Flotek’s Consumer and Industrial Chemical Technologies business sources citrus oil domestically and internationally. Flotek’s Drilling Technologies business provides downhole drilling tools for use in oilfield, mining, water-well and industrial drilling activities. Flotek’s Artificial Lift Technologies business provides pumping system components, electric submersible pumps, gas separators, production valves, and other complementary services. Information filed by Flotek with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13270, or its CIK Code: 0000928054. Floteks’s website is http://www.flotekind.com. Flotek’s common stock is listed on the New York Stock Exchange under the ticker symbol “FTK.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	FTK UN <Equity>	52 Week High Closing Price (on June 19, 2014):	$32.66

Current Equity Closing Price:	$32.13	52 Week Low Closing Price (on August 19, 2013):	$18.54

Closing Price 52 Weeks ago (on July 23, 2013):	$19.61

July 2014	29

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $32.13. The associated graph shows the closing prices for the basket equity for each day from January 2, 2008 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Flotek Industries, Inc.	High	Low	Period End
2010
First Quarter	$ 1.82	$ 1.27	$ 1.27
Second Quarter	$ 2.11	$ 1.21	$ 1.21
Third Quarter	$ 1.60	$ 1.06	$ 1.38
Fourth Quarter	$ 5.45	$ 1.41	$ 5.45
2011
First Quarter	$ 8.57	$ 5.12	$ 8.41
Second Quarter	$ 9.58	$ 7.44	$ 8.52
Third Quarter	$10.55	$ 4.40	$ 4.67
Fourth Quarter	$10.41	$ 4.16	$ 9.96
2012
First Quarter	$13.03	$10.28	$12.02
Second Quarter	$14.20	$ 8.68	$ 9.34
Third Quarter	$12.99	$ 9.01	$12.67
Fourth Quarter	$13.15	$10.01	$12.20
2013
First Quarter	$16.35	$12.54	$16.35
Second Quarter	$18.00	$14.57	$17.94
Third Quarter	$23.08	$17.85	$23.00
Fourth Quarter	$23.46	$19.01	$20.07
2014
First Quarter	$28.19	$18.67	$27.85
Second Quarter	$32.66	$26.98	$32.16
Third Quarter (Through July 23, 2014)	$32.22	$29.94	$32.13

July 2014	30

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Flotek Industries, Inc. — Daily Closing Prices

January 2, 2008 to July 23, 2014

July 2014	31

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Helmerich & Payne, Inc.

According to publicly available information, Helmerich & Payne, Inc. (“Helmerich”) is primarily engaged in contract drilling of oil and gas wells for others and this business accounts for almost all of its operating revenues. Helmerich’s contract drilling business is composed of three reportable business segments: U.S. Land, Offshore and International Land, each of which operates independently of the others through wholly-owned subsidiaries. Helmerich’s U.S. Land operations drill primarily in Oklahoma, California, Texas, Wyoming, Colorado, Louisiana, Pennsylvania, Ohio, Utah, Arkansas, New Mexico, Montana, North Dakota, West Virginia and Nevada. Offshore operations are conducted primarily in the Gulf of Mexico, and offshore of California and Equatorial Guinea. Helmerich’s International Land segment operates in six international locations: Ecuador, Colombia, Argentina, Tunisia, Bahrain and United Arab Emirates. Helmerich also engages in the ownership, develop and operation of commercial real estate and the research and development of rotary steerable technology. Information filed by Helmerich with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04221, or its CIK Code: 0000046765. Helmerich’s website is http://www.hpinc.com. Helmerich’s common stock is listed on the New York Stock Exchange under the ticker symbol “HP.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	HP UN <Equity>	52 Week High Closing Price (on July 3, 2014):	$118.29

Current Equity Closing Price:	$116.25	52 Week Low Closing Price (on September 3, 2013):	$62.91

Closing Price 52 Weeks ago (on July 23, 2013):	$66.85

July 2014	32

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $116.25. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Helmerich & Payne, Inc.	High	Low	Period End
2010
First Quarter	$48.58	$36.40	$38.08
Second Quarter	$43.30	$33.42	$36.52
Third Quarter	$41.62	$36.33	$40.46
Fourth Quarter	$49.06	$40.26	$48.48
2011
First Quarter	$68.69	$48.11	$68.69
Second Quarter	$70.34	$57.67	$66.12
Third Quarter	$72.60	$40.60	$40.60
Fourth Quarter	$60.58	$37.39	$58.36
2012
First Quarter	$65.13	$52.40	$53.95
Second Quarter	$54.96	$39.18	$43.48
Third Quarter	$51.49	$42.28	$47.61
Fourth Quarter	$56.98	$45.22	$56.01
2013
First Quarter	$67.94	$56.58	$60.70
Second Quarter	$65.50	$56.25	$62.45
Third Quarter	$70.82	$62.91	$68.95
Fourth Quarter	$84.08	$70.92	$84.08
2014
First Quarter	$107.70	$81.95	$107.56
Second Quarter	$116.72	$104.40	$116.11
Third Quarter (Through July 23, 2014)	$118.29	$112.93	$116.25

July 2014	33

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Helmerich & Payne, Inc. — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	34

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Key Energy Services, Inc.

According to publicly available information, Key Energy Services, Inc. (“Key Energy”), a Maryland corporation, is a provider of well services to major oil companies, foreign national oil companies and independent oil and natural gas production companies. Key Energy’s services include rig-based and coiled tubing-based well maintenance and workover services, well completion and recompletion services, fluid management services, fishing and rental services and other ancillary oilfield services. Key Energy operates in most major oil and natural gas producing regions of the continental United States, and it has operations in Mexico, Colombia, Ecuador, the Middle East and Russia. Key Energy’s reportable segments are U.S. and International. The U.S. reporting segment includes Key Energy’s domestic rig-based services, fluid management services, fishing and rental services, and coiled tubing services. The International reportable segment includes Key Energy’s operations in Mexico, Colombia, Ecuador, Russia, Bahrain and Oman, and through its subsidiary in Canada. Information filed by Key Energy with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08038, or its CIK Code: 0000318996. Key Energy’s website is http://www.keyenergy.com. Key Energy’s common stock is listed on the New York Stock Exchange under the ticker symbol “KEG.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	KEG UN <Equity>	52 Week High Closing Price (on April 23, 2014):	$10.45

Current Equity Closing Price:	$6.72	52 Week Low Closing Price (on August 7, 2013):	$6.08

Closing Price 52 Weeks ago (on July 23, 2013):	$6.61

July 2014	35

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $6.72. The associated graph shows the closing prices for the basket equity for each day from January 2, 2008 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Key Energy Services, Inc.	High	Low	Period End
2010
First Quarter	$11.26	$ 8.64	$ 9.55
Second Quarter	$11.15	$ 8.91	$ 9.18
Third Quarter	$ 9.92	$ 8.01	$ 9.51
Fourth Quarter	$13.29	$ 9.70	$12.98
2011
First Quarter	$15.92	$12.16	$15.55
Second Quarter	$18.20	$14.59	$18.00
Third Quarter	$20.48	$ 9.09	$ 9.49
Fourth Quarter	$15.47	$ 8.70	$15.47
2012
First Quarter	$17.82	$14.33	$15.45
Second Quarter	$15.73	$ 6.86	$ 7.60
Third Quarter	$ 9.51	$ 6.67	$ 7.00
Fourth Quarter	$ 7.39	$ 5.82	$ 6.95
2013
First Quarter	$ 9.38	$ 7.15	$ 8.08
Second Quarter	$ 7.80	$ 5.61	$ 5.95
Third Quarter	$ 8.01	$ 6.08	$ 7.29
Fourth Quarter	$ 8.88	$ 6.90	$ 7.90
2014
First Quarter	$ 9.24	$ 7.15	$ 9.24
Second Quarter	$10.45	$ 7.96	$ 9.14
Third Quarter (Through July 23, 2014)	$ 9.19	$ 6.72	$ 6.72

July 2014	36

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Key Energy Services, Inc. — Daily Closing Prices

January 2, 2008 to July 23, 2014

July 2014	37

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (“Nabors”) is a land drilling contractor. The majority of Nabors’s business is conducted through two business lines: Drilling & Rig Services and Completion & Production Services. The Drilling & Rig Services business line is comprised of Nabors’ global drilling rig operations and drilling-related services, consisting of equipment manufacturing, instrumentation optimization software and directional drilling services. The Completion & Production Services business line is comprised of Nabors’ operations involved in the completion, life-of-well maintenance and eventual plugging and abandonment of a well. These services include stimulation, coiled-tubing, cementing, wireline, workover, well-servicing and fluids management. Nabors also offers ancillary well-site services, including engineering, transportation and disposal, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in select U.S. and international markets. Nabors provides hydraulic fracturing, cementing, nitrogen and acid pressure pumping services throughout the United States and Canada. Information filed by Nabors with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32657, or its CIK Code: 0001163739. Nabors’ website is http://www.nabors.com. Nabors’ common shares are listed on the New York Stock Exchange under the ticker symbol “NBR.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	NBR UN <Equity>	52 Week High Closing Price (on July 3, 2014):	$30.04

Current Equity Closing Price:	$29.31	52 Week Low Closing Price (on July 29, 2013):	$14.86

Closing Price 52 Weeks ago (on July 23, 2013):	$15.29

July 2014	38

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $29.31. The associated graph shows the closing prices for the basket equity for each day from January 3, 2006 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Nabors Industries Ltd.	High	Low	Period End
2010
First Quarter	$26.87	$18.76	$19.63
Second Quarter	$22.61	$17.08	$17.62
Third Quarter	$18.99	$15.64	$18.06
Fourth Quarter	$23.83	$17.59	$23.46
2011
First Quarter	$30.38	$22.08	$30.38
Second Quarter	$32.06	$22.81	$24.64
Third Quarter	$27.57	$12.26	$12.26
Fourth Quarter	$20.57	$11.74	$17.34
2012
First Quarter	$22.31	$16.65	$17.49
Second Quarter	$17.60	$12.65	$14.40
Third Quarter	$16.69	$13.00	$14.03
Fourth Quarter	$15.40	$13.13	$14.45
2013
First Quarter	$18.00	$14.50	$16.22
Second Quarter	$17.22	$14.51	$15.31
Third Quarter	$16.45	$14.60	$16.06
Fourth Quarter	$18.14	$15.45	$16.99
2014
First Quarter	$24.86	$16.53	$24.65
Second Quarter	$29.37	$23.53	$29.37
Third Quarter (Through July 23, 2014)	$30.04	$28.44	$29.31

July 2014	39

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Nabors Industries Ltd. — Daily Closing Prices

January 3, 2006 to July 23, 2014

July 2014	40

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Newpark Resources, Inc.

According to publicly available information, Newpark Resources, Inc. (“Newpark”) is an oil and gas industry supplier providing products and services primarily to the oil and gas exploration (“E&P”) industry. Newpark operates its business through two reportable segments: Fluids Systems and Mats and Integrated Services. Newpark’s Fluids Systems segment provides customized drilling fluids solutions to E&P customers, operating through four geographic regions: North America, Europe, the Middle East and Africa, Latin America and Asia Pacific. The Mats and Integrated Services segment provides composite mat rentals, well site construction and related site services to oil and gas customers at well, production, transportation and refinery locations in the U.S. Newpark also sells composite mats to E&P customers outside of the U.S., and to domestic customers outside of the oil and gas industry. Information filed by Newpark with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-02960, or its CIK Code: 0000071829. Newpark’s website is http://www.newpark.com. Newpark’s common stock is listed on the New York Stock Exchange under the ticker symbol “NR.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	NR UN <Equity>	52 Week High Closing Price (on October 18, 2013):	$13.50

Current Equity Closing Price:	$11.71	52 Week Low Closing Price (on March 26, 2014):	$10.52

Closing Price 52 Weeks ago (on July 23, 2013):	$12.55

July 2014	41

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $11.71. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Newpark Resources, Inc.	High	Low	Period End
2010
First Quarter	$ 5.73	$ 3.61	$ 5.25
Second Quarter	$ 7.80	$ 5.25	$ 6.05
Third Quarter	$ 9.42	$ 6.31	$ 8.40
Fourth Quarter	$ 8.75	$ 5.36	$ 6.16
2011
First Quarter	$ 7.86	$ 5.53	$ 7.86
Second Quarter	$ 9.71	$ 6.89	$ 9.07
Third Quarter	$ 9.83	$ 6.09	$ 6.09
Fourth Quarter	$ 9.50	$ 5.49	$ 9.50
2012
First Quarter	$10.27	$ 7.50	$ 8.19
Second Quarter	$ 8.27	$ 5.30	$ 5.90
Third Quarter	$ 8.19	$ 5.84	$ 7.41
Fourth Quarter	$ 8.01	$ 6.30	$ 7.85
2013
First Quarter	$ 9.58	$ 7.80	$ 9.28
Second Quarter	$11.61	$ 8.27	$10.99
Third Quarter	$12.66	$11.13	$12.66
Fourth Quarter	$13.50	$11.71	$12.29
2014
First Quarter	$12.48	$10.52	$11.45
Second Quarter	$12.46	$11.00	$12.46
Third Quarter (Through July 23, 2014)	$12.56	$11.50	$11.71

July 2014	42

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Newpark Resources, Inc. — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	43

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Oil States International, Inc.

According to publicly available information, Oil States International, Inc. (“Oil States”) is a provider of specialty products and services to natural resources companies. Oil States operates in Canada, onshore and offshore U.S., Australia, West Africa, the North Sea, South America and Southeast and West and Central Asia. Oil States operates in three principal business segments — accommodations, offshore products and well site service. Oil States accommodations segments utilizes its scalable modular facilities to provide temporary and long-term work force accommodations where traditional infrastructure is not accessible or cost effective, such as catering and food services, housekeeping, laundry, facility management, water and wastewater treatment, power generation, communications and redeployment logistics. The offshore products segment designs and manufactures a number of products for the offshore energy industry. Oil States well site service segment operations include completion-focused equipment and services as well as land drilling services that establish and maintain the flow of oil and natural gas from a well throughout its lifecycle. Information filed by Oil States with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16337, or its CIK Code: 0001121484. Oil States’s website is http://www.oilstatesintl.com. Oil States’s common stock is listed on the New York Stock Exchange under the ticker symbol “OIS.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	OIS UN <Equity>	52 Week High Closing Price (on June 23, 2014):	$65.37

Current Equity Closing Price:	$63.71	52 Week Low Closing Price (on August 30, 2013):	$50.97

Closing Price 52 Weeks ago (on July 23, 2013):	$55.34

July 2014	44

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $63.71. The associated graph shows the closing prices for the basket equity for each day from January 2, 2002 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Oil States International, Inc.	High	Low	Period End
2010
First Quarter	$27.38	$19.54	$25.90
Second Quarter	$29.07	$20.85	$22.61
Third Quarter	$26.62	$22.30	$26.59
Fourth Quarter	$37.31	$26.85	$36.61
2011
First Quarter	$44.22	$35.08	$43.50
Second Quarter	$47.42	$39.85	$45.65
Third Quarter	$48.85	$29.09	$29.09
Fourth Quarter	$44.06	$26.82	$43.63
2012
First Quarter	$49.25	$43.54	$44.60
Second Quarter	$45.97	$35.01	$37.82
Third Quarter	$49.50	$37.77	$45.40
Fourth Quarter	$45.17	$36.79	$40.87
2013
First Quarter	$47.19	$41.50	$46.60
Second Quarter	$58.85	$41.61	$52.92
Third Quarter	$60.32	$50.97	$59.11
Fourth Quarter	$62.57	$56.55	$58.11
2014
First Quarter	$58.14	$52.55	$56.33
Second Quarter	$65.37	$54.09	$64.09
Third Quarter (Through July 23, 2014)	$64.37	$61.76	$63.71

July 2014	45

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Oil States International, Inc. — Daily Closing Prices

January 2, 2002 to July 23, 2014

July 2014	46

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Parker Drilling Company

According to publicly available information, Parker Drilling Company (“Parker Drilling”) is a provider of contract drilling and drilling-related services. Parker Drilling is comprised of five operating segments: Rental Tools, U.S. Barge Drilling, U.S. Drilling, International Drilling and Technical Services. The Rental Tools segment provides premium rental tools for land and offshore oil and natural gas drilling and provides equipment used for drilling, workover and production applications, such as drill pipe, heavy-weight drill pipe, tubing, high-torque connections, blow-out preventers and drill collars. The U.S. Barge Drilling segment rigs drill for oil, natural gas, and a combination of oil and natural gas in the shallow waters in and along the inland waterways and coasts of Louisiana, Alabama and Texas. The U.S. Drilling segment consists of two drilling units in Arctic Alaska and one land rig in Louisiana. The International Drilling segment includes operations related to Parker Drilling-owned and operated rigs as well as customer-owned rigs. The Technical Services segment includes Parker Drilling’s engagement in concept development, pre-Front End Engineering Design, Front End Engineering Design and Engineering, Procurement, Construction and Installation projects. Information filed by Parker Drilling with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07573, or its CIK Code: 0000076321. Parker Drilling’s website is http://www. parkerdrilling.com. Parker Drilling’s common stock is listed on the New York Stock Exchange under the ticker symbol “PKD.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	PKD UN <Equity>	52 Week High Closing Price (on November 8, 2013):	$8.41

Current Equity Closing Price:	$6.40	52 Week Low Closing Price (on August 21, 2013):	$5.68

Closing Price 52 Weeks ago (on July 23, 2013):	$6.31

July 2014	47

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $6.40. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Parker Drilling Company	High	Low	Period End
2010
First Quarter	$5.82	$4.63	$4.93
Second Quarter	$5.76	$3.87	$3.95
Third Quarter	$4.40	$3.51	$4.35
Fourth Quarter	$4.81	$4.00	$4.57
2011
First Quarter	$6.99	$4.06	$6.91
Second Quarter	$7.23	$5.40	$5.85
Third Quarter	$6.90	$4.34	$4.39
Fourth Quarter	$7.45	$3.92	$7.17
2012
First Quarter	$7.56	$5.81	$5.97
Second Quarter	$6.18	$4.27	$4.51
Third Quarter	$4.87	$4.07	$4.23
Fourth Quarter	$4.60	$3.66	$4.60
2013
First Quarter	$5.18	$3.84	$4.98
Second Quarter	$6.36	$5.04	$5.70
Third Quarter	$8.41	$5.78	$8.13
Fourth Quarter	$8.38	$6.89	$7.09
2014
First Quarter	$8.38	$6.89	$7.09
Second Quarter	$7.35	$5.98	$6.52
Third Quarter (Through July 23, 2014)	$6.97	$6.28	$6.40

July 2014	48

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Parker Drilling Company — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	49

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (“Patterson-UTI”) owns and operates fleets of land-based drilling rigs in the United States and Canada. Patterson-UTI’s contract drilling business operates primarily in Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, Pennsylvania, West Virginia, Ohio and western Canada. Patterson-UTI provides pressure pumping services to oil and natural gas operators primarily in Texas and the Appalachian Basin. Pressure pumping services consist primarily of well stimulation and cementing for completion of new wells and remedial work on existing wells. Patterson-UTI also owns and invests in oil and natural gas assets as a non-operating working interest owner. Patterson-UTI’s oil and natural gas working interests are located primarily in Texas and New Mexico. Information filed by Patterson-UTI with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-22664, or its CIK Code: 0000889900. Patterson-UTI’s website is http://www. patenergy.com. Patterson-UTI’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “PTEN.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	PTEN UW <Equity>	52 Week High Closing Price (on July 23, 2014):	$36.69

Current Equity Closing Price:	$36.69	52 Week Low Closing Price (on September 3, 2013):	$19.11

Closing Price 52 Weeks ago (on July 23, 2013):	$21.79

July 2014	50

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $36.69. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Patterson-UTI Energy, Inc.	High	Low	Period End
2010
First Quarter	$18.37	$13.25	$13.97
Second Quarter	$15.64	$12.46	$12.87
Third Quarter	$17.19	$12.94	$17.08
Fourth Quarter	$22.35	$16.67	$21.55
2011
First Quarter	$29.39	$19.99	$29.39
Second Quarter	$31.69	$26.62	$31.61
Third Quarter	$33.73	$17.34	$17.34
Fourth Quarter	$22.92	$15.83	$19.98
2012
First Quarter	$21.93	$17.09	$17.29
Second Quarter	$17.27	$13.09	$14.56
Third Quarter	$17.46	$13.79	$15.84
Fourth Quarter	$18.94	$15.08	$18.63
2013
First Quarter	$25.36	$18.94	$23.84
Second Quarter	$24.78	$19.36	$19.36
Third Quarter	$22.18	$19.11	$21.38
Fourth Quarter	$25.92	$22.00	$25.32
2014
First Quarter	$31.68	$24.58	$31.68
Second Quarter	$34.94	$30.44	$34.94
Third Quarter (Through July 23, 2014)	$36.69	$34.34	$36.69

July 2014	51

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Patterson-UTI Energy, Inc. — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	52

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Pioneer Energy Services Corp.

According to publicly available information, Pioneer Energy Services Corp. (“Pioneer”) provides drilling and production services to independent oil and gas exploration and production companies throughout much of the onshore oil and gas producing regions of the United States and internationally in Colombia. Pioneer operates in two segments: Drilling Services Division and Production Services Division. Pioneer’s Drilling Services Division provides contract land drilling services. Pioneer’s Production Services Division provides a range of services to oil and gas exploration and production companies. Information filed by Pioneer with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08182, or its CIK Code: 0000320575. Pioneer’s website is http://www. pioneeres.com. Pioneer’s common stock is listed on the New York Stock Exchange under ticker symbol “PES.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	PES UN <Equity>	52 Week High Closing Price (on July 16, 2014):	$13.38

Current Equity Closing Price:	$17.91	52 Week Low Closing Price (on August 19, 2013):	$6.50

Closing Price 52 Weeks ago (on July 23, 2013):	$7.54

July 2014	53

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $17.91. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Pioneer Energy Services Corp.	High	Low	Period End
2010
First Quarter	$ 9.79	$ 6.89	$ 7.04
Second Quarter	$ 7.92	$ 5.24	$ 5.67
Third Quarter	$ 6.90	$ 5.40	$ 6.38
Fourth Quarter	$ 9.03	$ 6.04	$ 8.81
2011
First Quarter	$13.80	$ 8.24	$13.80
Second Quarter	$16.17	$11.89	$15.24
Third Quarter	$17.70	$ 7.18	$ 7.18
Fourth Quarter	$11.78	$ 6.41	$ 9.68
2012
First Quarter	$10.35	$ 8.44	$ 8.80
Second Quarter	$ 8.92	$ 6.54	$ 7.97
Third Quarter	$ 9.14	$ 6.82	$ 7.79
Fourth Quarter	$ 7.77	$ 6.02	$ 7.26
2013
First Quarter	$ 9.88	$ 7.16	$ 8.25
Second Quarter	$ 8.50	$ 6.53	$ 6.62
Third Quarter	$ 7.74	$ 6.50	$ 7.51
Fourth Quarter	$ 8.74	$ 7.05	$ 8.01
2014
First Quarter	$12.95	$ 7.72	$12.95
Second Quarter	$17.54	$12.11	$17.54
Third Quarter (Through July 23, 2014)	$18.38	$17.32	$17.91

July 2014	54

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Pioneer Energy Services Corp. — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	55

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Precision Drilling Corporation

According to publicly available information, Precision Drilling Corporation (“Precision Drilling”) is a provider of contract drilling and completion and production services primarily to oil and natural gas exploration and production companies in Canada and the United States. Precision Drilling operates in two segments: Contract Drilling Services, and Completion and Production Services. In Canada, the Contract Drilling Services segment includes land drilling services, directional drilling services, procurement and distribution of oilfield supplies and the manufacture and refurbishment of drilling and service rig equipment, and the Completion and Production Services segment includes service rigs for well completion and workover services, snubbing services, camp and catering services, wastewater treatment services and the rental of oilfield surface equipment, tubulars, well control equipment and wellsite accommodations. In the United States, the Contract Drilling Services segment includes land drilling services, directional drilling services, turnkey drilling services, procurement and distribution of oilfield supplies and trucking services for the movement of Precision rigs and the Completion and Production Services segment includes snubbing services and rental of wellsite accommodations and drilling camps. Information filed by Precision Drilling with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14534, or its CIK Code: 0001013605. Precision Drilling’s website is http://www. precisiondrilling.com. Precision Drilling’s common shares are listed on the New York Stock Exchange under the ticker symbol “PDS.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	PDS UN <Equity>	52 Week High Closing Price (on July 3, 2013):	$14.54

Current Equity Closing Price:	$13.73	52 Week Low Closing Price (on February 3, 2014):	$8.59

Closing Price 52 Weeks ago (on July 23, 2013):	$9.87

July 2014	56

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $13.73. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Precision Drilling Corporation	High	Low	Period End
2010
First Quarter	$ 9.23	$ 7.19	$ 7.67
Second Quarter	$ 8.13	$ 5.84	$ 6.64
Third Quarter	$ 7.66	$ 6.03	$ 6.85
Fourth Quarter	$ 9.79	$ 6.93	$ 9.69
2011
First Quarter	$13.54	$ 9.68	$13.54
Second Quarter	$15.54	$12.85	$14.36
Third Quarter	$17.89	$ 8.29	$ 8.29
Fourth Quarter	$12.67	$ 7.88	$10.26
2012
First Quarter	$12.80	$ 9.38	$10.03
Second Quarter	$ 9.99	$ 5.86	$ 6.82
Third Quarter	$ 9.29	$ 6.38	$ 7.84
Fourth Quarter	$ 8.46	$ 6.77	$ 8.28
2013
First Quarter	$ 9.32	$ 7.96	$ 9.23
Second Quarter	$ 9.43	$ 7.47	$ 8.55
Third Quarter	$10.66	$ 8.66	$ 9.92
Fourth Quarter	$11.07	$ 8.75	$ 9.37
2014
First Quarter	$11.97	$ 8.59	$11.97
Second Quarter	$14.19	$11.70	$14.16
Third Quarter (Through July 23, 2014)	$14.54	$13.40	$13.73

July 2014	57

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Precision Drilling Corporation — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	58

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

RPC, Inc.

According to publicly available information, RPC, Inc. (“RPC”) provides a range of specialized oilfield services and equipment primarily to independent and oil and gas companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets. RPC operates in two business segments: Technical Services and Support Services. Technical Services include RPC’s oil and gas service lines that perform value-added completion, production and maintenance services directly to a customer’s well. Support Services include RPC’s oil and gas service lines that primarily provide equipment for customer use or services to assist customer operations. Information filed by RPC with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08726, or its CIK Code: 0000742278. RPC’s website is http://www.rpc.net. RPC’s common stock is listed on the New York Stock Exchange under the ticker symbol “RES.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	RES UN <Equity>	52 Week High Closing Price (on July 23, 2014):	$24.91

Current Equity Closing Price:	$24.91	52 Week Low Closing Price (on July 29, 2013):	$14.08

Closing Price 52 Weeks ago (on July 23, 2013):	$15.30

July 2014	59

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $24.91. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

RPC, Inc.	High	Low	Period End
2010
First Quarter	$ 5.80	$ 4.84	$ 4.95
Second Quarter	$ 6.55	$ 4.65	$ 6.07
Third Quarter	$ 9.40	$ 6.05	$ 9.40
Fourth Quarter	$14.41	$ 9.21	$12.08
2011
First Quarter	$16.89	$10.95	$16.88
Second Quarter	$18.03	$14.27	$16.36
Third Quarter	$17.98	$10.88	$10.88
Fourth Quarter	$14.61	$10.08	$12.17
2012
First Quarter	$13.95	$ 9.41	$10.61
Second Quarter	$11.89	$ 8.96	$11.89
Third Quarter	$14.45	$11.27	$11.89
Fourth Quarter	$12.57	$10.71	$12.24
2013
First Quarter	$17.24	$12.69	$15.17
Second Quarter	$15.21	$12.52	$13.81
Third Quarter	$15.76	$13.60	$15.47
Fourth Quarter	$18.56	$15.51	$17.85
2014
First Quarter	$20.68	$16.28	$20.42
Second Quarter	$23.58	$19.35	$23.49
Third Quarter (Through July 23, 2014)	$24.91	$22.74	$24.91

July 2014	60

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

RPC, Inc. — Daily Closing Prices

January 3, 2000 to July 23, 2014

July 2014	61

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (“Superior Energy”) is a provider of oilfield services and equipment. Superior Energy offers a variety of products and services throughout the life cycle of an oil and gas well. Superior Energy has four segments: Drilling Products and Services, Onshore Completion and Workover Services, Production Services and Subsea and Technical Solutions. The Drilling Products and Services segment includes downhole drilling tools and surface rentals. The Onshore Completions and Workover Services segment consists primarily of services used in the completion and workover of oil and gas wells on land which include pressure pumping, well service rigs and fluid management services. The Production Services segment consists of intervention services primarily used to maintain and extend oil and gas production during the life of a producing well, and specialized pressure-control tools used to manage and control pressure throughout the life of a well. The Subsea and Technical solutions segment consists of products and services that generally address customer-specific needs and include offerings, such as pressure control services, completion tools and services, subsea construction, end-of-life services, production handling arrangements, the production and sale of oil and gas, and marine technical services. Information filed by Superior Energy with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34037, or its CIK Code: 0000886835. Superior Energy’s website is http:// http:// http://www.superiorenergy.com//. Superior Energy’s common stock is listed on the New York Stock Exchange under the ticker symbol “SPN.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	SPN UN <Equity>	52 Week High Closing Price (on July 16, 2014):	$36.69

Current Equity Closing Price:	$35.55	52 Week Low Closing Price (on February 3, 2014):	$23.16

Closing Price 52 Weeks ago (on July 23, 2013):	$27.42

July 2014	62

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $35.55. The associated graph shows the closing prices for the basket equity for each day from January 2, 2002 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Superior Energy Services, Inc.	High	Low	Period End
2010
First Quarter	$26.45	$19.52	$21.02
Second Quarter	$28.01	$18.54	$18.67
Third Quarter	$27.13	$18.69	$26.69
Fourth Quarter	$35.19	$25.57	$34.99
2011
First Quarter	$41.00	$33.38	$41.00
Second Quarter	$41.01	$33.84	$37.14
Third Quarter	$41.89	$26.24	$26.24
Fourth Quarter	$30.75	$23.52	$28.44
2012
First Quarter	$30.98	$25.78	$26.36
Second Quarter	$27.29	$17.89	$20.23
Third Quarter	$24.04	$19.42	$20.52
Fourth Quarter	$21.66	$18.36	$20.72
2013
First Quarter	$27.04	$21.76	$25.97
Second Quarter	$28.86	$23.17	$25.94
Third Quarter	$28.01	$24.56	$25.04
Fourth Quarter	$28.11	$24.63	$26.61
2014
First Quarter	$30.76	$23.16	$30.76
Second Quarter	$36.67	$29.74	$36.14
Third Quarter (Through July 23, 2014)	$36.69	$35.37	$35.55

July 2014	63

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Superior Energy Services, Inc. — Daily Closing Prices

January 2, 2002 to July 23, 2014

July 2014	64

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Unit Corporation

According to publicly available information, Unit Corporation (“Unit”) is a contract drilling company. In addition to its drilling operations, Unit has operations in the exploration and production and mid-stream areas. Unit operates in three segments: Contract Drilling, which is carried out by its subsidiary Unit Petroleum Company; Oil and Natural Gas, which is carried out by its subsidiary Unit Petroleum Company, and Mid-stream, which is carried out by its subsidiary Superior Pipeline Company, LLC. and its subsidiaries. The Contract Drilling segment contracts to drill onshore oil and natural gas wells for others and for its own account. The Oil and Natural Gas segment explores, develops, acquires and produces oil and natural gas properties for its own account. The Mid-stream segment buys, sells, gathers, processes and treats natural gas for third parties and for its own account. Information filed by Unit with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09260, or its CIK Code: 0000798949. Unit’s website is http:// http:// http://www.unitcorp.com//. Unit’s common stock is listed on the New York Stock Exchange under the ticker symbol “UNT.”

Information as of market close on July 23, 2014:

Bloomberg Ticker Symbol:	UNT UN <Equity>	52 Week High Closing Price (on July 3, 2014):	$69.94

Current Equity Closing Price:	$68.22	52 Week Low Closing Price (on July 29, 2013):	$44.67

Closing Price 52 Weeks ago (on July 23, 2013):	$46.18

July 2014	65

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 23, 2014. The closing price of the basket equity on July 23, 2014 was $68.22. The associated graph shows the closing prices for the basket equity for each day from January 2, 2002 to July 23, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Unit Corporation	High	Low	Period End
2010
First Quarter	$49.91	$41.58	$42.28
Second Quarter	$49.35	$37.86	$40.59
Third Quarter	$42.26	$33.82	$37.29
Fourth Quarter	$46.48	$35.89	$46.48
2011
First Quarter	$61.95	$45.88	$61.95
Second Quarter	$63.43	$53.09	$60.93
Third Quarter	$62.14	$36.92	$36.92
Fourth Quarter	$52.35	$34.88	$46.40
2012
First Quarter	$50.56	$42.12	$42.76
Second Quarter	$43.37	$32.81	$36.89
Third Quarter	$45.68	$35.26	$41.50
Fourth Quarter	$46.70	$40.19	$45.05
2013
First Quarter	$49.03	$44.25	$45.55
Second Quarter	$47.02	$41.13	$42.58
Third Quarter	$47.14	$43.21	$46.49
Fourth Quarter	$51.99	$47.25	$51.62
2014
First Quarter	$65.38	$48.66	$65.38
Second Quarter	$68.83	$62.38	$68.83
Third Quarter (Through July 23, 2014)	$69.94	$67.16	$68.22

July 2014	66

Bearish Securities due on or about January 29, 2015

$• Based on the Inverse Performance of a Basket of Equities

Unit Corporation — Daily Closing Prices

January 3, 2002 to July 23, 2014

July 2014	67